Contacts:

Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
(212) 687-8080

EQUUS COMMENCES LEGAL PROCEEDINGS TO COLLECT ON

TRULITE LOAN

Proxy Advisory Firms Note Conflict of Interest with Douglass Committee Nominees; Equus Urges Shareholders to Vote the WHITE Proxy Card Today

HOUSTON, TX - May 4, 2010 - Equus Total Return, Inc. (NYSE: EQS) ("Equus" or the "Fund") today announced that it has filed a claim to collect $2.5 million owing from Trulite, Inc. ("Trulite"), a portfolio company of Equus that is led by three members of the "Committee to Enhance Equus"/(Douglass Committee). Trulite defaulted on the loan on January 26, 2010 and currently owes Equus the principal amount of $2.3 million plus $200,000 in accumulated interest.

The loan to Trulite was originated by Paula Douglass, who until March 2010 had been an officer of the Fund and a member of the Fund's Investment Committee. Despite the fact that Paula Douglass, Jonathan Godshall and John White, the vice chairman and chairman of Trulite, respectively, are on the Board of Directors of Trulite, they have been nominated for directors at Equus by the Douglass Committee, which is waging a costly proxy contest to regain control of the Fund for Paula Douglass and her husband, Sam Douglass.

The conflict has been pointed out by two independent proxy advisory firms, which recently noted the following:

"With respect to the Dissident's [Douglass Committee's] non-incumbent nominees, Messrs. Godshall and White serve as the vice chairman and chairman, respectively, of Trulite, Inc. ("Trulite"), one of Equus' portfolio companies. Paula Douglass originated a $2.3 million loan to Trulite, on which Trulite defaulted and upon which the Company [Equus] took action to collect on April 23, 2010. We believe these issues raise questions about whether certain of the [Douglass Committee's] non-incumbent nominees may take actions or have interests that are not aligned with, or may, in fact, be inimical to, the interests of shareholders."

- Glass Lewis & Co., April 28, 2010 (Bracketed language and underline emphasis added)

"Another issue we have regarding this [Douglass Committee's] slate has to do with the presence of two Trulite affiliated nominees, Jonathan Godshall and John White. We agree that conflicts of interest could arise through their presence on the board given Trulite's default on the..debt it owes to Equus."

- RiskMetrics Group, May 4, 2010 (Bracketed language added)

Richard Bergner, Chairman of Equus, stated: "Despite repeated promises by Trulite, it has failed to repay its obligation to Equus in a timely manner so we are continuing to take the necessary steps to collect what is owed to Equus' shareholders. Instead of pressing for collection and recovery of this failed investment, Sam and Paula Douglass - through the Douglass Committee - have instead sought to appoint Messrs. Godshall and White as well as Paula Douglass to Equus' Board of Directors. This is a serious potential conflict of interest for the Douglass Committee."

Equus' urges shareholders to protect their investment in the Fund by voting their WHITE proxy card today. Shareholders needing assistance in voting their WHITE proxy card can call Georgeson Inc., toll-free at 866-821-2606 (banks and brokerage firms should call 212-440-9800), or email equus@georgeson.com. Shareholders also can find additional materials on the annual meeting and how to vote on the Fund's website at www.equuscap.com.

About Equus
The Fund is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol "EQS." Additional information on the Fund may be obtained from the Fund's website at www.equuscap.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including, in particular, the risks and uncertainties described in the Fund's filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this letter does not constitute an admission by the Fund or any other person that the events or circumstances described in such statements are material.

Important Information

The Fund filed a definitive proxy statement concerning the 2010 Annual Meeting of Stockholders with the United States Securities and Exchange Commission ("SEC") on April 12, 2010. The Fund has also filed other relevant documents with the SEC. The Fund advises stockholders to read the definitive proxy statement, as well as the other relevant documents filed with the SEC, because they contain important information about the election of directors and any other matters to be presented at the 2010 Annual Meeting of Stockholders. Stockholders may obtain free copies of the definitive proxy statement and the other documents the Fund files with the SEC at the SEC's website at www.sec.gov. They may also access a copy of the Fund's definitive proxy statement by accessing www.equuscap.com. In addition, stockholders may obtain a free copy of the definitive proxy statement and the other related documents by contacting Georgeson Inc. by telephone toll-free at 866-821-2606 (banks and brokerage firms should call 212-440-9800), or by email at equus@georgeson.com.

The Fund, its directors, some of its executive officers and certain other of its employees are participants in the solicitation of proxies in respect of the matters to be considered at the 2010 Annual Meeting of Stockholders. Information about the participants is set forth in the definitive proxy statement. Information about the participants' direct or indirect interests in the matters to be considered at the annual meeting is also contained in the proxy statement referred to above.